PRICEWATERHOUSECOOPERS

PricewaterhouseCoopers LLP
Chartered Accountants
PricewaterhouseCoopers Place
250 Howe Street, Suite 700
Vancouver, British Columbia
Canada V6C 3S7
Telephone +1 604 806 7000
Facsimile +1 604 806 7806

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 10, 2010 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting which appears in NovaGold Resources Inc.'s Annual Report on Form 40-F for the year ended November 30, 2009. We also consent to the incorporation by reference of our Comments by Auditors on Canada-US Reporting Difference dated February 10, 2010 which appears in the Annual Report on Form 40-F.

PricewaterhouseCoopers LLP

Chartered Accountants
Vancouver, British Columbia
January 7, 2011